UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Offering of Common Stock

Sunstone Hotel Investors, Inc. (“we,” “us” or the “Company”) and Sunstone Hotel Partnership, LLC, its wholly owned subsidiary, entered into an underwriting agreement dated October 29, 2013 (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, to issue and sell 20,000,000 shares of the Company’s common stock (the “Shares”). All Shares were offered by the Company and were sold under the Company’s registration statement on Form S-3 (File No. 333-171712), as supplemented by the prospectus supplement filed on October 29, 2013 with the Securities and Exchange Commission. The Company granted the underwriter an option to purchase up to 3,000,000 additional shares of the Company’s common stock. The Underwriting Agreement is attached hereto as Exhibit 1.1.

Attached hereto as Exhibit 5.1 is the opinion of Venable LLP relating to the legality of the Shares.

Potential Acquisition

We are currently a party to a purchase agreement to acquire an 802-room hotel (the “Hotel”) located in a gateway west coast market, in which we do not presently own any hotels. The purchase price for the Hotel is approximately $262.5 million, or approximately $327,000 per key. We will not incur or assume any debt in connection with the acquisition of the Hotel. For the nine month period ended September 30, 2013, the Hotel had an occupancy rate of 87.0%, an average room rate of $243.30 and RevPAR of $211.56. For the twelve months ended December 31, 2012, the Hotel had an occupancy rate of 82.5%, average room rate of $226.07 and RevPAR of $186.59. The Hotel is managed by a globally-recognized hotel brand that currently manages and franchises other hotels for the Company.

The acquisition of the Hotel is subject to satisfaction of customary conditions precedent. Accordingly there can be no assurance that the acquisition of the Hotel will close. If we consummate this acquisition, we expect to use a portion of the net proceeds from the offering of common stock described above to pay the purchase price. If the acquisition proceeds as planned, we currently anticipate closing in December 2013 and we expect to file the historical and pro forma financial statements for the Hotel as required by Regulation S-X Rule 3-05 within 75 days of the consummation of this acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 29, 2013.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-171712).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 1, 2013	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer